Exhibit 10.10.1

VENTAS, INC.

2006 INCENTIVE PLAN

[As amended December 8, 2008]

ARTICLE 1

Purpose

The purpose of the Ventas, Inc. 2006 Incentive Plan (“Plan”) is to advance the interest of Ventas, Inc., a Delaware corporation (“Company”), its subsidiaries and its stockholders by encouraging employees who will largely be responsible for the long-term success and development of the Company. The Plan is also intended to provide flexibility to the Company in attracting, retaining and motivating employees and promoting their efforts on behalf of the Company.

ARTICLE 2

Definitions and Construction

2.1. Definitions. As used in the Plan, terms defined parenthetically immediately after their use shall have the respective meanings provided by such definitions, and the terms set forth below shall have the following meanings (in either case, such terms shall apply equally to both the singular and plural forms of the terms defined):

(a) “Award” shall mean, individually or collectively, a grant under the Plan of Options, Restricted Stock, Restricted Stock Units, LTIP Units, SARs, Performance Units, stock awards and cash awards.

(b) “Board” shall mean the Board of Directors of the Company.

(c) “Cause” shall mean, unless otherwise defined in an agreement evidencing an Award, a felony conviction of a Participant or the failure of a Participant to contest prosecution for a felony, or a Participant’s willful misconduct or dishonesty, any of which is determined by the Committee to be directly and materially harmful to the business or reputation of the Company or its Subsidiaries.

(d) A “Change in Control” shall have the same meaning as provided in the employment or change in control agreement with the Participant, or if no such agreement exists, unless otherwise defined in an agreement evidencing an Award, shall mean any of the following events:

(1) An acquisition (other than directly from the Company) of any voting securities of the Company (“Voting Securities”) by any Person immediately after which such Person has beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) (“Beneficial Ownership and/or Beneficially Owned”) of 20% or more of the combined voting power of the Company’s then outstanding Voting

Securities; provided, however, that in determining whether a Change in Control has occurred, Voting Securities which are acquired in a Non-Control Acquisition (as hereinafter defined) shall not constitute an acquisition which would cause a Change in Control. A Non-Control Acquisition shall mean an acquisition by (i) the Company or any Subsidiary, (ii) an employee benefit plan (or a trust forming a part thereof) maintained by the Company or any Subsidiary, or (iii) any Person in connection with a Non-Control Transaction (as hereinafter defined);

(2) The individuals who, as of May 31, 2006, are members of the Board (“Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that if the election, or nomination for election by the Company’s stockholders, of any new director was approved by a vote of at least a majority of the Incumbent Board, such new director shall, for purposes of the Plan, be considered as a member of the Incumbent Board; provided, further, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened election contest (as described in former Rule 14a-11 promulgated under the Exchange Act) (“Election Contest”) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (“Proxy Contest”) including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest;

(3) Approval by stockholders of the Company and the occurrence of:

(A) A merger, consolidation or reorganization involving the Company, unless such is a Non-Control Transaction. For purposes of the Plan, the term “Non-Control Transaction” shall mean a merger, consolidation or reorganization of the Company in which:

(i) the stockholders of the Company, immediately before such merger, consolidation or reorganization, own, directly or indirectly immediately following such merger, consolidation or reorganization, at least a majority of the combined voting power of the voting securities of the corporation or entity resulting from such merger or consolidation or reorganization (“Surviving Corporation”) over which any Person has Beneficial Ownership in substantially the same proportion as their ownership of the Voting Securities immediately before such merger, consolidation or reorganization;

(ii) the individuals who were members of the Incumbent Board immediately prior to the execution of the agreement providing for such merger, consolidation or reorganization constitute at least a majority of the members of the board of directors or equivalent body of the Surviving Corporation; and

(iii) no Person (other than the Company, any Subsidiary, any employee benefit plan (or any trust forming a part thereof) maintained by the Company, the Surviving Corporation, or any Person who, immediately prior to such merger, consolidation or reorganization had Beneficial Ownership of 20% or more of the then outstanding Voting Securities) has Beneficial Ownership of 20% or more of the combined voting power of the Surviving Corporation’s then outstanding voting securities;

(B) A complete liquidation or dissolution of the Company; or

(C) The sale or other disposition of all or substantially all of the assets of the Company to any Person (other than a transfer to a Subsidiary); or

(4) Any other event that the Committee shall determine constitutes an effective Change in Control of the Company.

Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any Person (“Subject Person”) acquired Beneficial Ownership of more than the permitted amount of the outstanding Voting Securities as a result of the acquisition of Voting Securities by the Company which, by reducing the number of Voting Securities outstanding, increases the proportional number of shares Beneficially Owned by the Subject Person; provided, however, that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of Voting Securities by the Company, and after such share acquisition by the Company, the Subject Person becomes the Beneficial Owner of any additional Voting Securities which increases the percentage of the then outstanding Voting Securities Beneficially Owned by the Subject Person, then a Change in Control shall occur.

With respect to any Award that constitutes a “deferral of compensation” subject to the requirements of Section 409A of the Code (“409A Award”) but only to the extent necessary for such 409A Award to comply with Section 409A of the Code, a Change in Control must constitute a change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the assets of the Company, within the meaning of Section 409A(a)(2)(A)(v) of the Code for any acceleration of the timing of payment of the 409A Award because of the Change in Control. The preceding sentence shall not affect the vesting of any Award.

(e) “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, or any successor thereto.

(f) “Committee” shall mean the committee described in Section 3.1 or, as applicable, any other committee or any officer to whom the Board or the Committee has delegated authority in accordance with Section 3.1.

(g) “Disability” shall mean the total disability as determined by the Committee in accordance with standards and procedures similar to those under the Company’s long-term disability plan, or, if none, a physical or mental infirmity which the Committee determines impairs the Participant’s ability to perform substantially his or her duties for a period of 180 consecutive days.

(h) “Employee” shall mean an individual who is a full-time employee of the Company, a Subsidiary or a partnership or limited liability company in which the Company or its Subsidiaries own a majority interest.

(i) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

(j) “Fair Market Value” of the Shares shall mean, as of any applicable date, the closing sale price of the Shares on the New York Stock Exchange or any national or regional stock exchange on which the Shares are traded, or if no such reported sale of the Shares shall have occurred on such date, on the next preceding date on which there was such a reported sale. If there shall be any material alteration in the present system of reporting sale prices of the Shares, or if the Shares shall no longer be listed on the New York Stock Exchange or a national or regional stock exchange, the fair market value of the Shares as of a particular date shall be determined by such method as shall be determined by the Committee.

(k) “ISOs” shall have the meaning given such term in Section 6.1.

(l) “LTIP Unit” shall mean an OP Unit granted pursuant to Section 8.1.

(m) “LTIP Unit Agreement” shall mean an agreement evidencing a LTIP Unit Award, as described in Section 8.2.

(n) “Nonexecutive Employees” shall mean Employees who are not executive officers of the Company.

(o) “NQSOs” shall have the meaning given such term in Section 6.1.

(p) “OP” means the applicable operating partnership of the Company.

(q) “Option” shall mean an option to purchase Shares granted pursuant to Article 6.

(r) “Option Agreement” shall mean an agreement evidencing the grant of an Option as described in Section 6.2.

(s) “Option Exercise Price” shall mean the purchase price per Share subject to an Option, which shall not be less than the Fair Market Value of the Share on the date of grant (110% of Fair Market Value in the case of an ISO granted to a Ten Percent Shareholder).

(t) “OP Unit” shall mean a unit of partnership interest in an OP.

(u) “Participant” shall mean any Employee selected by the Committee to receive an Award under the Plan.

(v) “Partnership Agreement” shall mean the Partnership Agreement from the applicable OP, as same may be amended or restated from time to time.

(w) “Performance Goals” shall have the meaning given such term in Section 9.4.

(x) “Performance Period” shall have the meaning given such term in Section 9.3.

(y) “Performance Unit” shall mean the right to receive a payment from the Company upon the achievement of specified Performance Goals as set forth in a Performance Unit Agreement.

(z) “Performance Unit Agreement” shall mean an agreement evidencing a Performance Unit Award, as described in Section 9.2.

(aa) “Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d).

(bb) “Plan” shall mean this Ventas, Inc. 2006 Incentive Plan as the same may be amended from time to time.

(cc) “Restricted Award Agreement” shall mean an agreement evidencing a Restricted Stock Award or Restricted Stock Unit Award, as described in Section 7.2.

(dd) “Restricted Stock” shall mean Shares granted pursuant to Article 7 as to which the restrictions have not expired.

(ee) “Restricted Stock Unit” shall mean an Award granted pursuant to Article 7 denominated in units of the Company’s common stock.

(ff) “Restriction Period” shall mean the period determined by the Committee during which the transfer of Shares or Op Units is limited in some way or Shares or Restricted Stock Units or LTIP Units are otherwise restricted or subject to forfeiture as provided in Article 7 or 8.

(gg) “Retirement” shall mean retirement by a Participant in accordance with the terms of the Company’s retirement or pension plans.

(hh) “Shares” shall mean the shares of the Company’s common stock, par value $.25 per share.

(ii) “Subsidiary” shall mean, with respect to any company, any corporation or other Person of which a majority of its voting power, equity securities, or equity interest is owned directly or indirectly by such company.

(jj) “Ten Percent Shareholder” shall mean an Employee who, at the time an ISO is granted, owns (within the meaning of Section 422(b)(6) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company.

2.2. Gender and Number. Except where otherwise indicated by the context, reference to the masculine gender shall include the feminine gender, the plural shall include the singular and the singular shall include the plural.

2.3. Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

ARTICLE 3

Administration

3.1. The Committee. The Plan shall be administered by a Committee appointed by the Board consisting of one or more directors of the Company or the entire Board of the Company. To the extent deemed appropriate by the Board, members of the Committee shall be “outside directors” within the meaning of Section 162(m) of the Code (or any successor provision thereto).

Notwithstanding the foregoing, the Board may delegate responsibility for granting Awards and otherwise administering the Plan with respect to designated classes of Employees to one or more different committees consisting of one or more members of the Board, subject to such limitations as the Board deems appropriate. To the extent consistent with applicable law, the Board or the Committee may authorize one or more officers of the Company to grant Awards to designated classes of Employees, within limits specifically prescribed by the Board or the Committee. The Board has delegated the ability to grant Awards to Nonexecutive Employees to a Board committee comprised of the Chief Executive Officer. Consistent with this paragraph, the Board or Committee shall each year establish an annual allotment of Shares with respect to which such Board committee or Company officer authorized pursuant to this paragraph may grant Awards to Nonexecutive Employees. Unless another amount shall otherwise be determined by the Board or Committee by authorized action, an annual allotment of ten thousand (10,000) Shares or Op Units is hereby established with respect to which such Board committee or Company officer is authorized pursuant to this paragraph to grant each year. Any Shares or Op Units within such annual allotment with respect to which Awards are not granted with respect to such annual period shall be automatically added to the annual allotment available pursuant to this paragraph in each succeeding year for Awards to Nonexecutive Employees until such Shares or Op Units are used for Awards. If and to the extent an Award granted pursuant to this paragraph shall expire or terminate for any reason without having been exercised in full, or shall be forfeited, the Shares (including Restricted Stock) or Op Units associated with such Awards shall again become available for Awards pursuant to this paragraph.

The Committee shall meet at such times and places as it determines and may meet through a telephone conference call. The members of the Committee shall be appointed from time to time by, and shall serve at the discretion of, the Board.

3.2. Authority of the Committee. Subject to the provisions of the Plan, the Committee shall have full authority to:

(a) select Participants to whom Awards are granted;

(b) determine the size, types and frequency of Awards granted under the Plan;

(c) determine the terms and conditions of Awards, including any restrictions or conditions to the Awards, which need not be identical;

(d) accelerate the exercisability of any Award, for any reason;

(e) construe and interpret the Plan and any agreement or instrument entered into under the Plan; and

(f) establish, amend and rescind rules and regulations for the Plan’s administration.

The Committee shall make all other determinations which may be necessary or advisable for the administration of the Plan. The Committee may delegate its authority as identified hereunder; provided, however, that such delegation is permitted by law. The Committee (or the Board, in the absence of any such Committee) shall have the discretion to determine for purposes of the Plan whether any participant in the Plan (i) is or remains (or is not or does not remain) a full-time employee of the Company, and (ii) shall have incurred (or shall not have incurred) a termination of employment.

3.3. Decisions Binding. All determinations and decisions made by the Committee pursuant to the provisions of the Plan, and all related orders or resolutions of the Board, shall be final, conclusive and binding upon all persons, including the Company, its stockholders, Employees, Participants and their estates and beneficiaries.

3.4. Section 16 and 409A Compliance; Bifurcation of Plan. It is the intention of the Company that the Plan and the administration of the Plan comply in all respects with Section 16(b) of the Exchange Act and Section 409A of the Code and the rules and regulations promulgated thereunder to the extent deemed appropriate by the Committee. If any Plan provision, or any aspect of the administration of the Plan, is found not to be in compliance with Section 16(b) of the Exchange Act or Section 409A of the Code, the provision or administration shall be deemed null and void to the extent deemed appropriate by the Committee, and the Plan shall be construed in favor of its meeting the requirements of Rule 16b-3 promulgated under the Exchange Act and Section 409A of the Code to the extent deemed appropriate by the Committee. Notwithstanding anything in the Plan to the contrary, the Board or the Committee, in its discretion, may bifurcate the Plan so as to restrict, limit or condition the use of any provision of the Plan to Participants who are subject to Section 16 of the Exchange Act without so restricting, limiting or conditioning the Plan with respect to other Participants.

Notwithstanding anything contained in the Plan to the contrary, the Company intends that Awards payable under the Plan shall satisfy the requirements for exemption from, or compliance with, Section 409A of the Code and that all terms and provisions shall be interpreted, operated and administered to satisfy such requirements. To the extent Section 409A of the Code is applicable to any Award, it is intended that such 409A Award complies with the deferral, payout and other limitations and restrictions imposed under Section 409A of the Code.

Regardless of what may be contained in any Award agreement, to the extent that any 409A Award treated as payable upon a “separation from service” pursuant to Section 409A of the Code (as determined, and in accordance with the methodology selected by the Company, consistent with Section 409A of the Code) (“Separation from Service”), then, if payment is triggered by reason of the Separation from Service and on the date of the Participant’s Separation from Service, the Participant is a Specified Employee, then to the extent required for the Participant not to incur additional taxes pursuant to Section 409A of the Code, no payment with respect to the 409A Award shall be made to the Participant earlier than the earlier of (i) six (6) months after the Participant’s Separation from Service; or (ii) the date of the Participant’s death. Should the limitation set forth in the preceding sentence result in payment later than otherwise provided in the Plan or 409A Award, on the first day any such payment may be made without incurring additional tax pursuant to Section 409A of the Code, such payment shall be made to the Participant in a lump sum. Notwithstanding anything contained in the Plan or Award to the contrary, the date on which a Participant’s Separation from Service occurs shall be treated as the Participant’s termination of employment or service date or comparable concept for purposes of determining the timing of payments under the Plan and Award to the extent necessary to have such payments under the Plan and Award be exempt from or comply with the requirements of Section 409A of the Code; provided, however, this sentence shall have no impact on whether or not an Award becomes vested. No 409A Award shall be subject to acceleration or to any change in the specified time or method of payment, except as permitted by Section 409A of the Code or as otherwise provided under the Plan or Award and consistent with Section 409A of the Code.

These last three paragraphs of this Section 3.4 are not intended to impose any restrictions on Awards other than those required for the Participant not to incur additional tax under Code Section 409A and shall be interpreted and operated accordingly. Notwithstanding any other provision in the Plan, the Company makes no representation that Awards granted under the Plan shall be exempt from, or comply with, Section 409A of the Code and makes no undertaking to preclude Section 409A of the Code from applying to Awards granted under the Plan. No provision of the Plan shall be interpreted or construed to transfer any liability for failure to comply with Section 409A from the Participant or any other individual to the Company.

ARTICLE 4

Shares Available Under the Plan

4.1. Number of Shares. Subject to adjustment as provided in Section 4.2, the number of Shares and Op Units reserved for issuance upon the exercise of Awards and the payment of benefits in connection with Awards is 5,000,000 and the maximum number of Shares and Op Units with respect to which Awards may be granted to any Participant under the Plan shall be 5,000,000. Any Shares or Op Units issued under the Plan may be, in whole or in part, of original issuance or held in treasury. If and to the extent an Award shall expire or terminate for any reason without having been exercised in full, or shall be forfeited, the Shares (including Restricted Stock) or Op Units associated with such Awards shall again become available for Awards under the Plan.

4.2. Adjustments in Authorized Shares and Outstanding Awards. In the event of a merger, reorganization, consolidation, recapitalization, reclassification, split-up, spin-off, separation, liquidation, stock dividend, stock split, reverse stock split, property dividend, share repurchase, share combination, share exchange, issuance of warrants, rights or debentures, or other change in the corporate structure of the Company affecting the Shares or Op Units, the Committee may substitute or adjust the total number and class of Shares, Op Units or other stock or securities which may be issued under the Plan, and the number, class and/or price of Shares or Op Units subject to outstanding Awards, as it determines to be appropriate and equitable to prevent dilution or enlargement of the rights of Participants and to preserve, without exceeding, the value of any outstanding Awards; and further provided, that the number of Shares or Op Units subject to any Award shall always be a whole number. In the case of ISOs, such adjustments shall be made in such a manner so as not to constitute a “modification” within the meaning of Section 424(h)(3) of the Code and only to the extent otherwise permitted by Sections 422 and 424 of the Code. Any adjustments pursuant to this Section 4.2 to Awards that are considered Section 409A Awards are intended to be made only if permitted by Section 409A of the Code and only in a manner in compliance with the requirements of Section 409A of the Code and any adjustments made pursuant to this Section 4.2 to Awards that are not considered 409A Awards are intended to be made only if and in such a manner that after such adjustment the Awards either continue not to be 409A Awards or comply with the requirements of Section 409A of the Code.

ARTICLE 5

Eligibility and Participation

All Employees are eligible to receive Awards under the Plan. In selecting Employees to receive Awards under the Plan, as well as in determining the number of Shares or Op Units subject to, and the other terms and conditions applicable to, each Award, the Committee shall take into consideration such factors as it deems relevant in promoting the purposes of the Plan, including the duties of the Employees, their present and potential contribution to the success of the Company and their anticipated number of years of active service as employees.

ARTICLE 6

Stock Options

6.1. Grant of Options. Subject to the terms and provisions of the Plan, the Committee may grant Options to Participants at any time and from time to time, in the form of options which are intended to qualify as incentive stock options within the meaning of Section 422 of the Code (“ISOs”), Options which are not intended to so qualify (“NQSOs”) or a combination thereof. All ISOs must be granted within ten years from the date on which the Plan was adopted by the Board, and may only be granted to employees of the Company or any subsidiary corporation (within the meaning of Section 424(f)) and may not exceed the maximum limit set forth in Section 4.1. The Option Exercise Price shall not be less than the Fair Market Value of the underlying Share on the date of grant.

6.2. Option Agreement. Each Option shall be evidenced by an Option Agreement that shall specify the Option Exercise Price, the duration of the Option, the number of Shares to which the Option relates and such other provisions as the Committee may determine or which are required by the Plan. The Option Agreement shall also specify whether the Option is intended to be an ISO or a NQSO and shall include such provisions applicable to the particular type of Option granted.

6.3. Duration of Options. Each Option shall expire at such time as is determined by the Committee at the time of grant; provided, however, that no Option shall be exercised later than the tenth anniversary of its grant (fifth anniversary in the case of an ISO granted to a Ten Percent Shareholder).

6.4. Exercise of Options. Options shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall approve at the time of grant, which need not be the same for each grant or for each Participant. The Committee may accelerate the exercisability of any Option. Options shall be exercised, in whole or in part, by delivery to the Company of a written notice of exercise, setting forth the number of Shares with respect to which the Option is to be exercised and accompanied by full payment of the Option Exercise Price and all applicable withholding taxes.

6.5. Payment of Option Exercise Price. The Option Exercise Price for Shares as to which an Option is exercised shall be paid to the Company in full at the time of exercise either (a) in cash in the form of currency or other cash equivalent acceptable to the Company, (b) by tendering Shares (by either actual delivery or by attestation) having a Fair Market Value (determined as of the close of the business day immediately preceding the day on which the Option is exercised) equal to the Option Exercise Price (provided such Shares have been held by the Participant for at least six months prior to their tender), (c) any other reasonable consideration that the Committee may deem appropriate or (d) by a combination of the forms of consideration described in (a), (b) and (c) of this Section 6.5. The Committee may permit the cashless exercise of Options as described in Regulation T promulgated by the Federal Reserve Board, subject to applicable securities law restrictions and assuming the cashless exercise is completed in a transaction independent of the Company and appropriately structured to avoid any adverse accounting consequences to the Company, or by any other means which the Committee determines to be consistent with the Plan’s purpose and applicable law.

6.6. Vesting Upon Change in Control. Upon a Change in Control, any then outstanding Options held by Participants shall become fully vested and immediately exercisable.

6.7. Termination of Employment. The Committee determines the treatment of Options upon termination of employment of a Participant. Unless the Committee determines otherwise, the treatment of Options upon termination of employment of a Participant shall be as set forth in this Section 6.7. If the employment of a Participant is terminated for Cause, all then outstanding Options of such Participant, whether or not exercisable, shall terminate immediately. Unless the Committee determines otherwise, if the employment of a Participant is terminated for any reason other than for Cause, death, Disability or Retirement, to the extent then outstanding Options of such Participant are exercisable, such Options may be exercised by such Participant or such Participant’s personal representative at any time prior to the expiration date of the Options or within 180 days after the date of such termination of employment, whichever is earlier. In the event of the Retirement of a Participant, to the extent then outstanding Options of such Participant are exercisable, such Options may be exercised by the Participant (a) in the case of NQSOs, within two years after the date of Retirement and (b) in the case of ISOs, within 90 days after Retirement; provided, however, that no such Options may be exercised on a date subsequent to their expiration. In the event of the death or Disability of a Participant while employed by the Company or a Subsidiary, all then outstanding Options of such Participant shall become fully vested and immediately exercisable, and may be exercised at any time (a) in the case of NQSOs, within two years after the date of death or determination of Disability and (b) in the case of ISOs, within one year after the date of death or determination of Disability; provided, however, that no such Options may be exercised on a date subsequent to their expiration. In the event of the death of a Participant, the Option may be exercised by the person or persons to whom rights pass by will or by the laws of descent and distribution, or if appropriate, the legal representative of the deceased Participant’s estate. In the event of the Disability of a Participant, Options may be exercised by the Participant, or if such Participant is incapable of exercising the Options, by such Participant’s legal representative.

6.8. Transferable Options. The Committee may, in its discretion by appropriate provision in the Participant’s Option Agreement, authorize all or a portion of any NQSOs to be granted to a Participant be on terms which permit transfer by such Participant to (i) the spouse, children or grandchildren of the Participant (“Immediate Family Members”), (ii) a trust or trusts for the exclusive benefit of such Participant and/or his Immediate Family Members, or (iii) a partnership or limited liability company in which such Participant and/or his Immediate Family Members are the only partners or members, as applicable; provided that (a) there may be no consideration for any such transfer (other than interests in such partnership or limited liability company), (b) the Option Agreement must expressly provide for transferability in a manner consistent with the Section and (c) subsequent transfers of transferable NQSOs shall be prohibited except by will or the laws of descent and distribution. Following transfer, any such NQSOs shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, provided that for purposes of this Article 6 (excluding Section 6.7) the term “Participant” shall be deemed to refer to the transferee. The events of termination of employment as set forth in Section 6.7 shall continue to be applied with respect to the original Participant. Any transferred NQSOs shall be exercisable by the transferee only to the extent, and for the periods, specified in the Option Agreement.

6.9. Certificate Legend. For any Shares issued upon exercise of an ISO, the Company may legend such Shares as it deems appropriate.

6.10. Committee Determination of Option Terms. Notwithstanding anything to the contrary in Section 6.4 or Section 6.7, the Committee determines the period of time the Option is exercisable (provided that no Option shall be exercised later than the tenth anniversary of its grant) and to the extent that the Option Agreement provides for exercisability of the Option during a period when Section 6.4 or Section 6.7 would not otherwise permit exercise of the Option, the Option Agreement shall control as to such exercisability.

ARTICLE 7

Restricted Stock and Restricted Stock Units

7.1. Grant of Restricted Stock and Restricted Stock Units. Subject to the terms and provisions of the Plan, the Committee may grant Restricted Stock or Restricted Stock Units, as elected by the Participant, to Participants at any time and from time to time and upon such terms and conditions as it may determine.

7.2. Restricted Award Agreement. Each grant of Restricted Stock or Restricted Stock Unit shall be evidenced by a Restricted Award Agreement which shall specify the Restriction Period, the number of shares of Restricted Stock or Restricted Stock Units granted, and payment date for Restricted Stock Units, as determined by the Participant, and such other provisions as the Committee may determine and which are required by the Plan.

7.3. Non-Transferability of Restricted Stock and Restricted Stock Units. Except as provided in this Article 7, shares of Restricted Stock and Restricted Stock Units may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated until the end of the applicable Restriction Period or later as specified in the Restricted Award Agreement, or upon earlier satisfaction of any other conditions determined at the time of grant specified in the Restricted Award Agreement.

7.4. Other Restrictions. The Committee may impose such other restrictions on any shares of Restricted Stock or any Restricted Stock Units as it may deem advisable, including, without limitation, restrictions based upon the achievement of Performance Goals, years of service and/or restrictions under applicable Federal or state securities laws. The Committee may provide that any share of Restricted Stock shall be held (together with a stock power executed in blank by the Participant) in custody by the Company until any or all restrictions thereon shall have lapsed.

7.5. Reacquisition of Restricted Stock and Forfeiture of Restricted Stock Units. The Committee shall determine and set forth in a Participant’s Restricted Award Agreement such events upon which a Participant’s shares of Restricted Stock shall be reacquired by the Company or Restricted Stock Units shall be forfeited, which may include, without limitation, the termination of a Participant’s employment during the Restriction Period or the nonachievement of Performance Goals. Any such forfeited shares of Restricted Stock held by a Participant which are to be reacquired by the Company shall be immediately returned to the Company by the Participant, and the Participant shall only receive the amount, if any, paid by the Participant for such Restricted Stock.

7.6. Certificate Legend. In addition to any legends placed on certificates pursuant to Section 7.4, each certificate representing shares of Restricted Stock shall bear the following legend:

“The sale or other transfer of the shares represented by this Certificate, whether voluntary, involuntary or by operation of law, is subject to certain restrictions on transfer as set forth in the Ventas, Inc. 2006 Incentive Plan, and in the related Restricted Stock Agreement. A copy of the Plan and such Restricted Stock Agreement may be obtained from the Secretary of Ventas, Inc.”

7.7. Lapse of Restrictions Generally. Except as otherwise provided in this Article 7, shares of Restricted Stock shall be delivered to the Participant and no longer subject to reacquisition after the last day of the Restriction Period and Restricted Stock Units shall be fully vested after the last day of the Restriction Period and shall be paid as set forth in the Restricted Award Agreement; provided, however, that if the restriction relates to the achievement of a Performance Goal, the Restriction Period shall not end until the Committee has certified in writing that the Performance Goal has been met. Once the shares of Restricted Stock are released from their restrictions, the Participant shall be entitled to have the legend required by Section 7.6 removed from the Participant’s share certificate, which certificate shall thereafter represent Shares free from any and all restrictions under the Plan.

7.8. Lapse of Restrictions Upon Change in Control. Upon a Change in Control, any restrictions and other conditions pertaining to then outstanding shares of Restricted Stock and Restricted Stock Units held by Participants, including, but not limited to, vesting requirements, shall lapse and such Restricted Stock shall thereafter be immediately free from any and all restrictions under the Plan and such Restricted Stock Units shall be paid as set forth in the Restricted Award Agreement.

7.9. Voting Rights; Dividends and Other Distributions. During the Restriction Period, Participants holding shares of Restricted Stock may exercise full voting rights, and shall be entitled to receive all dividends and other distributions paid, with respect to such Restricted Stock. If any dividends or distributions are paid in Shares, the Shares shall be subject to the same restrictions as the shares of Restricted Stock with respect to which they were paid.

On each dividend or other distribution date with respect to Shares, a cash dollar amount equal to the amount of cash dividends or the fair market value of property other than Shares that would have been paid or distributed on a number of Shares equal to the number of Restricted Stock Units held by Participants as of the close of business on the record date for such dividend or distribution shall be paid in cash to such Participants. If any dividend or distribution with respect to Shares is payable in Shares, Participants shall be credited with an additional number of Restricted Stock Units equal to the product of the number of Restricted Stock Units held by such Participants on the record date for such dividend or distribution multiplied by the number of Shares (including fractions thereof) distributable as a dividend or distribution on a Share. Restricted Stock Units which are credited to Participants pursuant to the preceding sentence shall be subject to the same terms and conditions of the Plan, the Restricted Award Agreement and elections applicable with respect to such Restricted Stock Units with respect to which they relate.

7.10. Termination of Employment. Unless the Committee determines otherwise, if the employment of a Participant is terminated for any reason other than death or Disability prior to the expiration of the Restriction Period applicable to any shares of Restricted Stock then held by the Participant, such Shares shall thereupon be immediately reacquired by and returned to the Company, and the Participant shall only receive the amount, if any, paid by the Participant for such Restricted Stock. Unless the Committee determines otherwise, if the employment of a Participant is terminated for any reason other than death or Disability prior to the expiration of the Restriction Period applicable to any Restricted Stock Units, such Restricted Stock Units shall thereupon be immediately forfeited. Unless the Committee determines otherwise, if the employment of a Participant is terminated as a result of death or Disability prior to the expiration of the Restriction Period applicable to any Shares of Restricted Stock or Restricted Stock Units then held by the Participant, any restrictions and other conditions pertaining to such Shares or Restricted Stock Units then held by the Participant, including, but not limited to, vesting requirements, shall immediately lapse and such Shares of Restricted Stock shall thereafter be immediately transferable and nonforfeitable and such Restricted Stock Units shall be paid as set forth in the Restricted Award Agreement. Notwithstanding anything in the Plan to the contrary, except in the case of Restricted Stock or Restricted Stock Units for which a Performance Goal must be achieved, the Committee may determine, in its sole discretion, in the case of any termination of a Participant’s employment other than for Cause, that the restrictions on some or all of the Shares of Restricted Stock or on the Restricted Stock Units awarded to a Participant shall immediately lapse and such Shares of Restricted Stock shall thereafter be immediately transferable and nonforfeitable and such Restricted Stock Units shall be immediately vested and be paid as set forth in the Restricted Award Agreement.

ARTICLE 8

LTIP Units

8.1. Grant of LTIP Units. Subject to the terms and provisions of the Plan, the Committee may grant LTIP Units to Participants at any time and from time to time and upon such terms and conditions as it may determine including, without limitation, as an alternative to other Awards.

8.2. Award Agreement. Each grant of LTIP Units shall be evidenced by a LTIP Unit Award Agreement which shall specify the Restriction Period, the number of LTIP Units granted and such other provisions as the Committee may determine and which are required by the Plan.

8.3. Non-Transferability of LTIP Units. Except as provided in this Article 8, LTIP Units may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated until the end of the applicable Restriction Period or later as specified in the LTIP Unit Award Agreement or Partnership Agreement, or upon earlier satisfaction of any other conditions determined at the time of grant specified in the LTIP Unit Award Agreement.

8.4. Other Restrictions. The Committee may impose such other restrictions on any LTIP Units as it may deem advisable, including, without limitation, restrictions based upon the achievement of Performance Goals, years of service and/or restrictions under applicable Federal or state securities laws.

8.5. Reacquisition or Forfeiture of LTIP Units. The Committee shall determine and set forth in a Participant’s LTIP Unit Award Agreement such events upon which a Participant’s LTIP Units shall be reacquired by the Company or shall be forfeited, which may include, without limitation, the termination of a Participant’s employment during the Restriction Period or the nonachievement of Performance Goals.

8.6. Lapse of Restrictions Upon Change in Control. Upon a Change in Control, any Plan restrictions and other conditions pertaining to then outstanding LTIP Units, including, but not limited to, vesting requirements, shall lapse and such LTIP Units shall thereafter be immediately free from any and all restrictions under the Plan but shall remain subject to any restrictions set forth in the Partnership Agreement.

8.7. Distributions. The right to distributions with respect to the LTIP Units shall be determined as set forth in the LTIP Unit Award Agreement and Partnership Agreement.

8.8. Termination of Employment. Unless the Committee determines otherwise, if the employment of a Participant is terminated for any reason other than death or Disability prior to the expiration of the Restriction Period applicable to any LTIP Units then held by the Participant, such LTIP Units shall thereupon be immediately forfeited. Unless the Committee determines otherwise, if the employment of a Participant is terminated as a result of death or Disability prior to the expiration of the Restriction Period applicable to any LTIP Units then held by the Participant, any restrictions and other conditions pertaining to such LTIP Units then held by the Participant, including, but not limited to, vesting requirements, shall immediately lapse and such LTIP Units shall thereafter be immediately nonforfeitable subject to the terms of the Partnership Agreement. Notwithstanding anything in the Plan to the contrary, except in the case of LTIP Units for which a Performance Goal must be achieved, the Committee may determine, in its sole discretion, in the case of any termination of a Participant’s employment other than for Cause, that the restrictions on some or all of the LTIP Units awarded to a Participant shall immediately lapse and such LTIP Units shall thereafter be immediately nonforfeitable subject to the terms of the Partnership Agreement.

ARTICLE 9

Performance Units

9.1. Grant of Performance Units. The Committee may, from time to time and upon such terms and conditions as it may determine, grant Performance Units which will become payable to a Participant upon certification in writing by the Committee that the Performance Goals related thereto have been achieved. If the Performance Goals are achieved in full, and the Participant remains employed with the Company as of the end of the relevant Performance Period, the Participant will be allocated Shares equal to the number of Performance Units initially awarded to the Participant for the relevant Performance Period. Each award of Performance Units may provide for the allocation of fewer Performance Units in the event of partial fulfillment of Performance Goals.

9.2. Performance Unit Agreement. Each Performance Unit grant shall be evidenced by a Performance Unit Agreement that shall specify the Performance Goals, the Performance Period and the number of Performance Units to which it pertains.

9.3. Performance Period. The period of performance (“Performance Period”) with respect to each Performance Unit shall be such period of time, which shall not be less than six months, nor more than five years, as determined by the Committee, for the measurement of the extent to which Performance Goals are attained.

9.4. Performance Goals. The goals (“Performance Goals”) that are to be achieved with respect to each Performance Unit, (or Restricted Stock, Restricted Stock Unit, LTIP Units, stock award or cash award subject to a requirement that Performance Goals be achieved), shall be those objectives established by the Committee as it deems appropriate, and which may be expressed in terms of (a) earnings per Share, (b) Share price, (c) pre-tax profit, (d) net earnings, (e) return on equity or assets, (f) revenues, (g) funds from operations per Share, (h) total stockholder return, (i) tenant diversification, (j) asset diversification, (k) payor diversification, (l) geographic diversification, (m) any combination of the foregoing, or (n) such other goals as the

Committee may determine. Performance Goals may be in respect of the performance of the Company and its Subsidiaries (which may be on a consolidated basis), a Subsidiary, a division or other operating unit of the Company. Performance Goals may be absolute or relative and may be expressed in terms of a progression within a specified range. The Committee shall establish Performance Goals applicable to a particular fiscal year within 90 days of the commencement of such fiscal year, provided that the outcome of the Performance Goal is substantially uncertain at the time of its adoption. To the extent deemed appropriate by the Committee, the Performance Goals with respect to a Performance Period shall be established by the Committee in order to comply with Rule 16b-3 under the Exchange Act and Section 162(m) of the Code, as applicable. The Committee shall determine the target levels of performance that must be achieved with respect to each criteria that is identified in a Performance Goal in order for a Performance Goal to be treated as attained in whole or in part. In the event that the Performance Goals are based on more than one business criteria, the Committee may determine to make a grant of an Award upon attainment of the Performance Goal relating to any one or more of such criteria.

9.5. Termination of Employment. Unless the Committee determines otherwise, if the employment of a Participant shall terminate prior to the expiration of the Performance Period for any reason other than for death or Disability, the Performance Units then held by the Participant shall terminate. Unless the Committee determines otherwise, in the case of termination of employment by reason of death or Disability of a Participant prior to the expiration of the Performance Period, then all Performance Units which are potentially available under an outstanding Award and which have not been issued shall be fully vested in, paid and issued to Participant or, in the case of Participant’s death, shall be vested in, paid and issued to Participant’s estate, as of the date of the Participant’s death.

9.6. Payment Upon Change In Control. Upon a Change in Control, any and all outstanding Performance Units which are potentially available under any outstanding Award shall become fully vested and immediately payable.

9.7. Payment of Performance Units. Subject to such terms and conditions as the Committee may impose, and unless otherwise provided in the Performance Unit Agreement, Performance Units shall be payable within 90 days following the end of the Performance Period during which the Participant attained at least the minimum acceptable level of achievement under the Performance Goals, or 90 days following a Change in Control, as applicable. The Committee, in its discretion, may determine at the time of payment required in connection with a Performance Unit whether such payment shall be made (a) solely in cash, (b) solely in Shares (valued at the Fair Market Value of the Shares on the date of payment) or (c) a combination of cash and Shares; provided, however, that if a Performance Unit becomes payable upon a Change in Control, the Performance Unit shall be paid solely in cash.

9.8. Designation of Beneficiary. Each Participant may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom the right to receive payments under a Performance Unit is to be paid in case of the Participant’s death before receiving any or all such payment. Each such designation shall revoke all prior designations by the Participant, shall be in a form prescribed by the Company and shall be effective only when filed by the Participant in writing with the Committee during the Participant’s lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant’s death shall be paid to the Participant’s estate.

9.9. No Rights as Stockholder. The award of Performance Units to a Participant shall not create any rights in such Participant as a stockholder of the Company, until the payment of any Shares associated with such Performance Units.

ARTICLE 10

Stock Appreciation Rights

10.1. Grant of Stock Appreciation Rights. An SAR is a right to receive, without payment to the Company, a number of Shares, cash or any combination thereof, the amount of which is determined pursuant to the formula set forth in Section 10.5. An SAR may be granted (a) with respect to any Option granted under the Plan, either concurrently with the grant of such Option or at such later time as determined by the Committee (as to all or any portion of the Shares subject to the Option) or (b) alone, without reference to any Option.

10.2. Number of SARs. Each SAR granted to any Participant shall relate to such number of Shares as the Committee shall determine, subject to adjustment as provided in Section 4.2. If an SAR is granted in conjunction with an Option, the number of Shares to which the SAR pertains shall be reduced by the same number for which the holder of the Option exercises the related Option.

10.3. Duration. Subject to early termination as herein provided, the term of each SAR shall be as determined by the Committee, but shall not exceed ten years from the date of grant. Unless otherwise provided by the Committee, each SAR shall become exercisable at such time or times, to such extent and upon such conditions as the Option, if any, to which it relates is exercisable. The Committee may, in its discretion, accelerate the exercisability of any SAR.

10.4. Exercise. A holder may exercise an SAR, in whole or in part, by giving written notice to the Company, specifying the number of SARs which such Participant wishes to exercise. Upon receipt of such written notice, the Company shall deliver, within 90 days thereafter, to the exercising holder, certificates for the Shares or cash or both as determined by the Committee, to which the Participant is entitled pursuant to Section 10.5.

10.5. Payment.

(a) Number of Shares. Subject to the right of the Committee to deliver cash in lieu of Shares (which, as it pertains to officers and directors of the Company, shall comply with all requirements of the Exchange Act and regulations adopted thereunder), the number of Shares which shall be issuable upon the exercise of an SAR shall be determined by dividing (i) the number of Shares to which the SAR is exercised multiplied by the amount of the appreciation in such Shares (for this purpose, the “appreciation” shall be the amount by which the Fair Market Value of the Shares subject to the SAR on the date of exercise exceeds (x) in the case of an SAR related to an Option, the Option Exercise Price of the Shares under the Option or (y) in the case of an SAR granted alone without reference to a related Option, an amount that the Committee determined at the time of grant to be the Fair Market Value of a Share, subject to adjustment as provided in Section 4.2) by (ii) the Fair Market Value of a Share on the exercise date.

(b) Cash. In lieu of issuing Shares upon the exercise of an SAR, the Committee may elect, in its sole discretion, to pay the holder of the SAR cash equal to the Fair Market Value on the exercise date of any or all of the Shares which would otherwise be issuable. No fractional Shares shall be issued upon exercise of an SAR; instead, the holder of the SAR shall be entitled to receive a cash adjustment equal to the same fraction of the Fair Market Value of a Share on the exercise date or to purchase the portion necessary to make a whole Share at its Fair Market Value on the date of exercise.

10.6. Vesting Upon Change in Control. Upon a Change in Control, each then outstanding SAR held by Participants shall become fully vested and immediately exercisable.

10.7. SAR Agreement. Each SAR shall be evidenced by an SAR Agreement that shall further specify the terms and conditions of such Award. Any terms and conditions of the Award shall be consistent with the terms of the Plan.

ARTICLE 11

Stock and Cash Awards

A stock award consists of the transfer by the Company to a Participant of Shares, without other payment therefor, as additional compensation for services to the Company. A cash award consists of a monetary payment made by the Company to a Participant as additional compensation for services to the Company. The Committee shall determine, in its sole discretion, the amount of any stock or cash award. Stock and cash awards may be subject to the terms and conditions, which may vary from time to time and among Participants, as the Committee deems appropriate. The maximum amount of a cash award which may be granted to a Participant during any calendar year under the Plan shall not be greater than $10,000,000. Payment of a stock or cash award will normally depend on meeting Performance Goals. Each award of stock or cash may provide for lesser payment in the event of partial fulfillment of Performance Goals.

ARTICLE 12

Amendment, Modification and Termination

12.1. Effective Date. The Plan shall become effective as of May 31, 2006 (“Effective Date”) provided it is approved by the holders of a majority of the outstanding Shares present or represented and entitled to vote on the Plan at a stockholders’ meeting. The Plan shall be rescinded and all Options, Shares of Restricted Stock, Restricted Stock Units, LTIP Units, SARs, Performance Units and other Awards granted shall be null and void unless within 12 months from the date of the adoption of the Plan by the Board it shall have been approved by the holders of a majority of the outstanding Shares present or represented and entitled to vote on the Plan at a stockholders’ meeting.

12.2. Termination Date. The Plan shall terminate on the earliest to occur of (a) the tenth anniversary of the Effective Date of the Plan, (b) the date when all Shares and Op Units available under the Plan shall have been acquired pursuant to the exercise of Awards and the payment of all benefits in connection with Awards has been made or (c) such other date as the Board may determine in accordance with Section 12.3.

12.3. Amendment, Modification and Termination. The Board may, at any time, amend, modify or terminate the Plan. Without the approval of the stockholders of the Company ( to the extent required by the Code and the rules promulgated thereunder, any national securities exchange or system on which the Shares are then listed or reported or a regulatory body having jurisdiction with respect hereto), however, no such amendment or modification may make a material revision to the Plan. Without limitation on the preceding sentence, no amendment may increase the number of Share or Op Units available under the Plan without the approval of the stockholders of the Company.

12.4. Awards Previously Granted. No amendment, modification or termination of the Plan shall in any manner adversely affect any outstanding Award without the written consent of the Participant holding such Award.

12.5. No Repricing. Except for the adjustments set forth in Section 4.2, there shall be no change in the exercise price of an Option without the approval of the stockholders of the Company.

ARTICLE 13

Non-Transferability

Except as expressly provided in the Plan, a Participant’s rights under the Plan may not be assigned, pledged or otherwise transferred other than by will or the laws of descent and distribution, except that upon a Participant’s death, the Participant’s rights to payment pursuant to a Performance Unit may be transferred to a beneficiary designated in accordance with Section 9.8. Except as expressly provided in the Plan, during a Participant’s lifetime, an Award may be exercised only by such Participant.

ARTICLE 14

No Granting of Employment Rights

Neither the Plan, nor any action taken under the Plan, shall be construed as giving any Employee the right to become a Participant, nor shall an Award under the Plan be construed as giving a Participant any right with respect to continuance of employment by the Company. The Company expressly reserves the right to terminate, whether by dismissal, discharge or otherwise, a Participant’s employment at any time, with or without Cause, except as may otherwise be provided by any written agreement between the Company and the Participant.

ARTICLE 15

Withholding

15.1. Tax Withholding. A Participant shall remit to the Company an amount sufficient to satisfy Federal, state and local taxes (including the Participant’s FICA and Medicare obligation) required by law to be withheld with respect to any grant, exercise or payment made under or as a result of the Plan.

15.2. Share Withholding. If the Company has a withholding obligation upon the issuance of Shares or Op Units under the Plan, a Participant may, subject to the discretion of the Committee, elect to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares having a Fair Market Value on the date the withholding tax is to be determined equal only to the minimum amount required to be withheld under applicable law. Notwithstanding the foregoing, the Committee may, by the adoption of rules or otherwise, modify the provisions of this Section 15.2 or impose such other restrictions or limitations on such elections as may be necessary to ensure that such elections will be exempt transactions under Section 16(b) of the Exchange Act.

ARTICLE 16

Indemnification

No member of the Board or the Committee, nor any officer or Employee acting on behalf of the Board or the Committee, shall be personally liable for any action, determination or interpretation taken or made with respect to the Plan, and all members of the Board, the Committee and each officer or Employee of the Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action, determination or interpretation.

ARTICLE 17

Successors

All obligations of the Company with respect to Awards granted under the Plan shall be binding on any successor to the Company, whether the existence of such successor is a result of a direct or indirect purchase, merger, consolidation or otherwise, of all or substantially all of the business and/or assets of the Company.

ARTICLE 18

Governing Law

To the extent not preempted by Federal law, the Plan, and all agreements under the Plan, shall be governed by, and construed in accordance with, the laws of the State of Delaware without regard to its conflict of laws rules. Furthermore, the Plan and all Option Agreements relating to ISOs shall be interpreted to the extent deemed appropriate by the Committee so as to qualify as incentive stock options under the Code.